    As filed with the Securities and Exchange Commission on January 19, 2000

                                                      Registration No. 333-_____


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -----------------------

                                   FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             -----------------------

                                 SUPERVALU INC.
             (Exact name of registrant as specified in its charter)

        Delaware                                         41-0617000
(State or other jurisdiction                (I.R.S. Employer Identification No.)
     of incorporation)

                             11840 Valley View Road
                          Eden Prairie, Minnesota 55344
                                 (612) 828-4000
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

      John P. Breedlove, Esq.       Copy to:     Michael J. McDonnell, Esq.
             Secretary                             Dorsey & Whitney LLP
            SUPERVALU INC.                        Pillsbury Center South
        11840 Valley View Road                    220 South Sixth Street
     Eden Prairie, Minnesota  55344          Minneapolis, Minnesota  55402-1498
             (612) 828-4000                         (612) 340-2808
         (Name, address, including zip code, and telephone number, including area code, of agent for service)

                           -----------------------

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE


     Title of securities           Amount to be       Proposed maximum offering     Proposed maximum aggregate         Amount of
      to be registered              registered           price per share(1)              offering price(1)         registration fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $1.00 par value        606,003                 $18.969                       $11,495,271                  $3,035


(1) Estimated solely for purposes of computing the registration fee and based upon the average of the high and low sale prices for the common stock on January 11, 2000, as reported on The New York Stock Exchange.

                            -----------------------

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                  Subject to Completion, dated January 19, 2000
PROSPECTUS



                         -------------------------------

                                 SUPERVALU INC.

                                 606,003 Shares
                                  Common Stock

                         -------------------------------



This prospectus covers the sale of shares of the common stock, par value $1.00 per share, of SUPERVALU INC. The shares covered by this prospectus consist of 606,003 shares of common stock. The shares will be sold from time to time by the selling shareholders named in this prospectus. SUPERVALU will not receive any of the proceeds from the sale of the shares.

The common stock is traded on The New York Stock Exchange under the symbol "SVU." On January 18, 2000, the last reported sale price of the common stock as reported on The New York Stock Exchange was $19-15/16 per share.

                               ---------------

See the section titled "Risk Factors" beginning on page 3 to read about certain factors you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
                               ---------------

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.




                                 SUPERVALU INC.
                             11840 Valley View Road
                          Eden Prairie, Minnesota 55344
                                 (612) 828-4000


                The date of this prospectus is __________, 2000.

                                TABLE OF CONTENTS


Risk Factors                                                                   3
Where You Can Find More Information                                            4
About SUPERVALU INC.                                                           5
Selling Shareholders                                                           7
Plan of Distribution                                                           7
Use of Proceeds                                                                8
Experts                                                                        8
Legal Matters                                                                  9

                                  RISK FACTORS

     An investment in our common stock involves a number of risks. You should consider carefully the following risk factors, together with the other information in this prospectus, before buying any shares. You also should be aware that this prospectus contains forward-looking statements that are not related to historical results. These forward-looking statements, such as statements concerning our strategies, plans, objectives, expectations and intentions, involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the following risk factors.

We may face retail business risks.

     Our retail segment faces risks which may prevent us from maintaining or increasing retail sales and earnings, including: competition from other retail chains, supercenters, non-traditional competitors and emerging alternative formats; operating risks of certain strategically important retail operations; the potential disruption from labor disputes; and an adverse impact from the entry of other retail chains, supercenters and non-traditional or emerging competitors into markets where we have a retail concentration.

We may face wholesale business risks.

     Our sales and earnings in our food distribution operations are dependent on our ability to retain existing customers and attract new customers; the success of our customers in competing with other retail chains, supercenters and non-traditional competitors; and our ability to control costs. While we believe that our efforts will enable us to attain our goals, certain factors could adversely impact our results, including: a decline of sales to our independent retailer customer base due to competition and other factors; loss of corporate retail sales due to increased competition and other risks detailed more fully below; consolidations of retailers or competitors; increased self-distribution by chain retailers; increase in operating costs; increase in credit risk associated with open accounts and financing activities with independent retailers; the potential disruption from labor disputes; the possibility that we will incur additional costs and expenses due to further rationalization or consolidation of distribution centers; entry of new or non-traditional distribution systems into the industry; possible delays or increased costs in implementing our initiatives; and possible loss of retailer customers who are not compatible with such changes.

We may face risks in connection with expansion and acquisitions.

     We intend to continue to grow our retail and wholesale businesses in part through acquisitions. Expansion is subject to a number of risks, including the adequacy of our capital resources; the location of suitable store or distribution center sites and the negotiation of acceptable lease terms; our ability to hire, train and integrate employees; and possible costs and other risks of integrating or adapting operational systems. Our ability to expand through acquisitions depends in part on our ability to identify suitable acquisition candidates, the availability of such candidates, and, where applicable, our ability to obtain regulatory approval for the acquisitions. In addition, acquisitions involve a number of special risks, including: making acquisitions at acceptable rates of return; the diversion of management's attention to assimilation of the operations and personnel of the acquired business; potential adverse short-term effects on our operating results; and amortization of acquired intangible assets.

We may face risks associated with liquidity.

     Our management expects that we will continue to replenish operating assets and reduce aggregate debt with internally generated funds and capital leases unless additional funds are necessary to complete acquisitions. If capital spending significantly exceeds anticipated capital needs, additional funding could be required from other sources. In addition, acquisitions could affect our borrowing costs and future financial flexibility.

We may become involved in litigation.

     While we believe that we currently are not subject to any material litigation, the costs and other effects of legal and administrative cases and proceedings and settlements are impossible to predict with certainty. The current environment for litigation involving food wholesalers may increase the risk of litigation being commenced against us. We would incur the costs of defending any such litigation whether or not any claim had merit.


                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports, proxy statements and other documents with the SEC. Our SEC filings are available to the public over the internet at the SEC's website at http://www.sec.gov. You also may read and copy any document we file at the SEC's public reference room at 450 Fifth Street N.W., Washington, D.C. 20549, or at the regional offices of the SEC located at 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our common stock is listed on the New York Stock Exchange, and you also may inspect the information we file with the SEC at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     We have filed with the SEC a registration statement on Form S-3 to register the common stock to be sold in connection with this prospectus. This prospectus, which forms a part of the registration statement, does not contain all of the information included or incorporated in the registration statement. The full registration statement can be obtained from the SEC as indicated above. The SEC allows us to "incorporate by reference" the information that we file with it, which means that we can disclose important information to you in this prospectus by referring you to other documents filed with the SEC. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC automatically will update and supersede this prospectus. We previously have filed the following documents with the SEC and are incorporating them by reference into this prospectus:

     o our annual report on Form 10-K for the fiscal year ended February 27, 1999;
     o our quarterly reports on Form 10-Q for the quarters ended June 19, September 11 and December 4, 1999;
     o our current reports on Form 8-K filed on July 21, September 10 and December 20, 1999; and
     o the description of our common stock contained in any of our registration statements filed under the Exchange Act, and any amendment or report filed for the purpose of updating the description.

Additionally, we are incorporating by reference into this prospectus any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until the selling shareholders sell all of the shares.

     Upon written or oral request, we will provide to each person to whom a copy of this prospectus is delivered, at no cost, a copy of any documents that are incorporated by reference into this prospectus, except for exhibits that are specifically incorporated by reference into those documents. You may request a copy of these filings by writing or telephoning us at the following address:

                               Investor Relations
                                  SUPERVALU INC.
                             11840 Valley View Road
                          Eden Prairie, Minnesota 55344
                                 (612) 828-4000

     You should rely only on the information contained or incorporated by reference in this prospectus, any supplement to this prospectus or any other document to which we have referred you. We have not authorized any other person to provide you with different information. You should assume that the information in this prospectus or any supplement to this prospectus is accurate only as of any date on the front cover of this prospectus or any supplement. Our business, financial condition, results of operations and prospectus may have changed since that date.

                              ABOUT SUPERVALU INC.

General

     We are the nation's 10th largest supermarket retailer and the largest food distributor based on revenues. We operate three principal store formats at retail, and sell food and non-food products at wholesale. Under our principal retail formats, we operate price superstores, combination food and drug stores and limited assortment stores, under such retail banners as Cub Foods, Shop 'n Save, Save-A-Lot, Shoppers Food Warehouse, Metro, Farm Fresh, bigg's, Scott's Foods, Laneco and Hornbachers. We also are the primary or partial supplier of numerous stores in 48 states.

     Our growth strategy includes growing our retail operations through new store development and acquisitions, expanding Save-A-Lot, our limited assortment store banner, and increasing efficiencies in our food distribution operations while participating in the consolidation of the food distribution industry.

     On August 31, 1999, we acquired all of the outstanding common stock of Richfood Holdings, Inc. The transaction had a total value of approximately $1.5 billion, including the assumption of $685 million of Richfood debt. Richfood is a major food retailer and distributor operating primarily in the Mid-Atlantic region of the United States. The acquisition will enhance our industry-leading distribution network and provide a platform to expand our operations in the Mid-Atlantic region of the United States where we have not had a significant retail or distribution presence.

Retail Food Operations

     Overview. We operate corporate retail food stores under our principal retail formats, including price superstores, combination food and drug, and limited assortment. These diverse formats enable us to operate in a variety of markets under widely differing competitive circumstances.

     Price Superstores. Our price superstore format focus is on providing value to our customers while offering a convenient one-stop shopping opportunity. Most of our price superstores offer traditional dry grocery departments, along with a strong perishable offering. Our price superstores typically carry over 30,000 items and generally range in size from 45,000 to 100,000 square feet with an average size of approximately 68,000 square feet. Our price superstores operate principally under the store banners of Cub Foods, Shop 'n Save and bigg's.

     Combination Food and Drug. Our combination food and drug store format combines a traditional drug store with a grocery store that has a variety of specialty departments, which may include floral, seafood, expanded health and beauty care, video rental, cosmetics, photo finishing, delicatessen, bakery and in-store bank. The combination food and drug format offers traditional dry grocery departments along with an expanded perishable offering. A typical combination food and drug store carries approximately 40,000 items and generally ranges in size from 30,000 to 65,000 square feet with an average size of approximately 48,000 square feet.

     Limited Assortment. We operate limited assortment stores under the banner of Save-A-Lot. Save-A-Lot limited assortment stores typically are approximately 15,000 square feet in size, and stock approximately 1,200 higher volume items and focus on a single size for each product sold. At a Save-A-Lot store, the majority of the products offered for sale are created or control-branded product. The specifications for the Save-A-Lot private created or controlled branded product emphasize quality and characteristics that we believe are comparable to national brands. Our attention to the packaging of Save-A-Lot product has resulted in our registering a number of its custom labels.

     Conventional Stores. We also operate a limited number of smaller conventional supermarkets under the banners Foodland, Butson's, SUPERVALU and IGA. Such conventional supermarkets typically have an average size of 28,000 square feet and carry fewer than 15,000 items.

Food Distribution Operations

     Overview. We sell food and non-food products at wholesale and offer a variety of retail support services to independently owned retail food stores. Our food distribution customers are located in 48 states and range in size from small convenience stores to 200,000 square foot supercenters. Customers include single and multiple store independent operators, regional and national chains and our owned retail stores.

     Products Supplied. We offer and supply our distribution customers with a wide variety and selection of food and non-food products, including groceries, meats, dairy products, frozen foods, fresh fruits and vegetables, health and beauty aids, paper products, cleaning supplies, tobacco products, and small household and clothing items. Such products include national and regional brands and our own lines of private label products. We have no significant long-term purchase obligations and believe we have adequate and alternative sources of supply for most of our purchased products. We offer three tiers of private label products to our customers:

     o   premium product under the private label PREFERRED SELECTION;
     o first quality product under such private labels as CUB, FLAVORITE, HOMEBEST, IGA and RICHFOOD; and
     o economy product under such private labels as SHOPPERS VALUE and BI-RITE.

We supply private label merchandise over a broad range of products included in most departments in the store. These products are produced to our specifications by many suppliers.

     Distribution of Merchandise. Deliveries to retail stores are made from our distribution centers by SUPERVALU-owned trucks, third-party independent trucking companies or customer-owned trucks. In addition, many types of meats, dairy products, bakery and other products purchased from us are delivered directly by suppliers to retail stores under our programs. We have implemented a multi-tiered distribution system to create a national logistics network composed of seven marketing regions comprised of 35 wholesale distribution facilities plus two "upstream" regional distribution facilities in Anniston, Alabama and Oglesby, Illinois, and a new regional distribution center in Minneapolis, Minnesota. We believe that our multi-tiered distribution network increases buying scale, improves operating efficiencies and lowers cost of operations.

     Services Supplied. In addition to supplying merchandise, we also offer our food distribution customers a wide variety of support services, including category management, merchandising assistance, private label program support, store management assistance, accounting, store design and construction, site selection, strategic and business planning, consumer and market research and personnel training. Also, certain of our subsidiaries operate as insurance agencies and provide comprehensive insurance programs to our food distribution customers. We also may provide financial assistance to retail stores served, including the acquisition, leasing and subleasing of store properties, the making of direct loans and providing guarantees or other forms of financing. In general, loans we make to independent retailers are secured by liens on inventory and/or equipment, by personal guarantees and other security. When we sublease store properties to retailers, the rentals are generally as high or higher than those we pay.

     SUPERVALU INC., a Delaware corporation, was organized in 1925 as the successor to two wholesale grocery firms established in the 1870s. Our principal executive offices are located at 11840 Valley View Road, Eden Prairie, Minnesota 55344. Our telephone number at that location is (612) 828-4000. For further information concerning SUPERVALU, see the section titled "Where You Can Find More Information."

                              SELLING SHAREHOLDERS

     We have agreed to register the resale of 606,003 shares of our common stock. These shares were issued in equal one-third portions to Steven L. Erickson, Michael Erickson and Gregory J. Erickson in connection with our acquisition of Innsbruck Investments, Inc. on December 13, 1999. The selling shareholders are entitled to have these shares registered pursuant to the terms of a Registration Rights Agreement between them and us. The selling shareholders are offering all 606,003 shares in this offering, although there is no requirement or assurance that all will be sold. Ten percent of these shares (60,600) are currently held in escrow to secure possible purchase price adjustments and indemnification claims pursuant to the acquisition, and cannot be sold by the selling shareholders unless and until they are released from escrow. Other than the shares being offered in this offering, the selling shareholders do not own any shares of our common stock. Assuming the selling shareholders sell all of the shares offered hereby and do not acquire any other shares, after completion of this offering the selling shareholders will not own any shares of our common stock.

     The following table lists the selling shareholders and the number of shares each selling shareholder beneficially owns and may sell pursuant to this prospectus. During the past three years and until December 13, 1999, each selling shareholder served as an officer of Innsbruck Investments, Inc.


                                             Number of Shares of        Maximum Number of       Number of Shares of
                                                 Common Stock           Shares to Be Sold          Common Stock
                                              Beneficially Owned        Pursuant to this        Beneficially Owned
Name of Selling Shareholder                 Prior to the Offering         Prospectus(1)        After the Offering(1)
----------------------------------------    -----------------------    --------------------    ----------------------
Steven L. Erickson                                         202,001                 202,001                         0
(formerly President and Director
of Innsbruck Investments, Inc.)
6115 Berkshire Lane
Plymouth, MN 55446

Michael Erickson                                           202,001                 202,001                         0
(formerly Secretary, Treasurer and
Director of Innsbruck Investments, Inc.)
1925 17th Ave NW
New Brighton, MN 55112

Gregory J. Erickson                                        202,001                 202,001                         0
(formerly Vice President and Director
of Innsbruck Investments, Inc.)
14705 13th Place
Plymouth, MN 55447

----------------------------------------    -----------------------    --------------------    ----------------------
Total                                                      606,003                 606,003                         0

(1) Assumes the sale of all of the shares offered by this prospectus.


                              PLAN OF DISTRIBUTION

     The selling shareholders may sell the shares of common stock on the New York Stock Exchange or otherwise at prices and on terms then prevailing or at prices related to the then current market price, or in negotiated transactions. When used in this prospectus, "selling shareholders" includes donees and pledgees selling shares received from the named selling shareholders after the date of this prospectus. The selling shareholders will pay one-half, up to a maximum of $10,000, of the expenses associated with registering the selling shareholders' shares, and we will pay all the remaining expenses. The selling shareholders will pay any brokerage commissions and similar expenses attributable to the sale of the shares.

     The common stock may be sold in:

     o block trades, where a broker or dealer will try to sell the common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     o transactions where a broker or dealer acts as principal and resells the common stock for its account pursuant to this prospectus;

     o   exchange distributions in accordance with the rules of such exchange;
         or

     o ordinary brokerage transactions and transactions in which the broker solicits purchases.

     The common stock may also be sold through short sales of shares, put or call option transactions, loans or pledges of the shares, hedging or similar transactions, or a combination of such methods. The selling shareholders may or may not involve brokers or dealers in any of these transactions. In effecting sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from the selling shareholders in amounts to be negotiated immediately prior to sale. Offers and sales may also be made directly by the selling shareholders, or other bona fide owner of the common stock, so long as an applicable exemption from state broker-dealer registration requirements is available in the jurisdiction of sale. The selling shareholders, brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales, and any discounts and commissions received by them and any profit realized by them on the resale of the common stock may be deemed to be underwriting discounts and commissions under the Securities Act.

     All or any portion of the shares of common stock covered by this prospectus that qualify for sale under Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

     Prior to selling any of the common stock, the selling shareholders have agreed to give us written notice and we have agreed to notify the selling shareholders within two business days whether such proposed sale is permissible. If we inform the selling shareholders that such proposed sale is impermissible because there has been a material development regarding us that has not yet been publicly disclosed, then the selling shareholders have agreed to delay such proposed sale until such sale is permissible.

     There is no assurance that the selling shareholders will offer for sale or sell any or all of the shares of common stock covered by this prospectus.


                                 USE OF PROCEEDS

     The selling shareholders will receive the proceeds from the sale of the shares of common stock covered by this prospectus. SUPERVALU will not receive any of the proceeds from the sale of the shares.


                                     EXPERTS

     The consolidated financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K for the fiscal year ended February 27, 1999, have been audited by KPMG LLP, independent auditors, as set forth in its report which is incorporated herein by reference, and have been so incorporated by reference in reliance upon the report of that firm given upon its authority as experts in accounting and auditing. The consolidated financial statements as of February 28, 1998, and for each of the two fiscal years (53 and 52 weeks) in the period ended February 28, 1998, incorporated in this prospectus by reference from our Annual Report on Form 10-K for the fiscal year ended February 27, 1999, have been audited by Deloitte & Touche LLP, independent auditors, as set forth in its report which is incorporated herein by reference, and have been so incorporated by reference in reliance upon the report of that firm given upon its authority as experts in accounting and auditing. The consolidated financial statements of Richfood Holdings, Inc. as of May 1, 1999, and for the fiscal year ended May 1, 1999, incorporated in this prospectus by reference from our Form 8-K filed September 10, 1999, have been audited by Ernst & Young LLP, independent auditors, as set forth in its report which is incorporated herein by reference, and have been so incorporated by reference in reliance upon the report of said firm given upon its authority as experts in accounting and auditing.


                                  LEGAL MATTERS

     The validity of the shares offered in this prospectus has been passed upon for us by Dorsey & Whitney LLP, 220 South Sixth Street, Minneapolis, Minnesota 55402.

                                    PART II.
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

         SEC Registration Fee......................................  $ 3,035
         Accounting Fees and Expenses..............................    8,000
         Legal Fees and Expenses...................................    4,000
         Miscellaneous ............................................    1,000
                  Total............................................  $16,035

         All fees and expenses other than the SEC registration fee are estimated. The expenses listed will be paid equally by SUPERVALU and the selling shareholders, except that to the extent the selling shareholders' portion of the expenses exceeds $10,000, we will pay such excess portion.

Item 15.  Indemnification of Officers and Directors

         Section 145 of the Delaware General Corporation Law contains detailed provisions for indemnification of directors and officers of Delaware corporations against expenses, judgments, fines and settlements in connection with litigation. In accordance with the DGCL, Article Eighth of our certificate of incorporation provides that a director shall not be liable to SUPERVALU:

         o for any breach of the director's duty of loyalty to SUPERVALU or its stockholders;

         o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

         o under Section 174 of the DGCL providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions;

         o for any transaction from which a director derived an improper benefit; or

         o for any act or omission occurring prior to the date when said Article Eighth became effective.

Article IX of our bylaws and our Directors' and Officers' Liability Insurance Policy provide for indemnification of our directors and officers against certain liabilities.

Item 16.  List of Exhibits

         4.1 Restated Certificate of Incorporation of SUPERVALU. (Incorporated by reference to Exhibit (3)(i) to SUPERVALU's Annual Report on Form 10-K for the fiscal year ended February 26, 1994.)

         4.2 Restated Bylaws of SUPERVALU. (Incorporated by reference to Exhibit (3) to SUPERVALU's Quarterly Report on Form 10-Q for the period ended September 12, 1998.)

         5.1      Opinion of Dorsey & Whitney LLP.

         23.1     Consent of KPMG LLP.

         23.2     Consent of Deloitte & Touche LLP.

         23.3     Consent of Ernst & Young LLP.

         23.4 Consent of Dorsey & Whitney LLP (included in Exhibit 5.1 to this Registration Statement).

         24.1     Power of Attorney.

Item 17.  Undertakings

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie, State of Minnesota, on January 19, 2000.

                                       SUPERVALU INC.

                                       /s/ Michael W. Wright*
                                       ------------------------------------
                                       Michael W. Wright
                                       Chairman of the Board, President,
                                       Chief Executive Officer and Director

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on January 19, 2000.

              Name                               Title
              ----                               -----

/s/ Michael W. Wright*              Chairman of the Board, President,
------------------------------      Chief Executive Officer and Director
Michael W. Wright                   (Principal Executive Officer)

/s/ Pamela K. Knous*                Executive Vice President and
------------------------------      Chief Financial Officer
Pamela K. Knous                     (Principal Financial and Accounting Officer)

/s/ Lawrence A. Del Santo*          Director
------------------------------
Lawrence A. Del Santo

/s/ Susan E. Engel*                 Director
------------------------------
Susan E. Engel

/s/ Edwin C. Gage*                  Director
------------------------------
Edwin C. Gage

/s/ William A. Hodder*              Director
------------------------------
William A. Hodder

/s/ Garnett L. Keith, Jr.*          Director
------------------------------
Garnett L. Keith, Jr.

/s/ Richard L. Knowlton*            Director
------------------------------
Richard L. Knowlton

/s/ Charles M. Lillis*              Director
------------------------------
Charles M. Lillis

/s/ Harriet Perlmutter*             Director
------------------------------
Harriet Perlmutter

/s/ Steven S. Rogers*               Director
------------------------------
Steven S. Rogers

/s/ Carole F. St. Mark*             Director
------------------------------
Carole F. St. Mark


*By: /s/ John P. Breedlove
    --------------------------
     John P. Breedlove
     Attorney-in-fact**

---------------
** Executed on behalf of the indicated persons by John P. Breedlove pursuant to the Power of Attorney included as Exhibit 24.1 to this registration statement.

                                  EXHIBIT INDEX

Exhibit
Number            Description
-------           -----------

   4.1            Restated Certificate of Incorporation of SUPERVALU.
                  (Incorporated by reference to Exhibit (3)(i) to SUPERVALU's Annual Report on Form 10-K for the fiscal year ended February 26, 1994.)

   4.2 Restated Bylaws of SUPERVALU. (Incorporated by reference to Exhibit (3) to SUPERVALU's Quarterly Report on Form 10-Q for the period ended September 12, 1998.)

   5.1            Opinion of Dorsey & Whitney LLP.

  23.1            Consent of KPMG LLP.

  23.2            Consent of Deloitte & Touche LLP.

  23.3            Consent of Ernst & Young LLP.

  23.4 Consent of Dorsey & Whitney LLP (included in Exhibit 5.1 to this Registration Statement).

  24.1            Power of Attorney.